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                                  EXHIBIT 23.3

                       CONSENT OF KURT D. SALINGER, C.P.A.






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                                   CONSENT OF

                            KURT D. SALINGER, C.P.A.

         The undersigned hereby consents to the inclusion of its report on the financial statements of Rollercoaster, Inc. for the periods ending December 31, 1996, 1997, 1998 and 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Proxy for San Diego Soccer Development Corporation and Registration Statement for Rollercoaster, Inc.




 /s/ Kurt D. Salinger
-----------------------------
KURT D. SALIGER, C.P.A.

5000 W. Oakey, Suite A-4
Las Vegas, Nevada 89146

Dated:  September 8, 2000